Exhibit 10.2              Agreement between Takei Enterprises Inc. and Qele Resources, Inc.

THIS DEED made the 5th day of June 2007.

BETWEEN:
TAKEI ENTERPRISES INC. a limited liability company having its registered office at Suva in the Republic of Fiji (hereinafter together with its successors and assigns referred to as the “the Assignor” of the first part)

A N D:
QELE RESOURCES INC. a limited liability company having its registered office at Suva in the Republic of Fiji Islands (which together with its successors and assigns is hereinafter referred to as "the Assignee") of the third part

WHEREAS:

A.
THE Assignor and the Assignee entered into an Assignment Agreement dated the 28th day of May, 2007 (hereinafter referred to as “the Assignment Agreement”) whereby the Assignor agreed to assign to the Assignee Mining Tenement 1410, Levuka Gold Claim, in the Republic of Fiji Islands (hereinafter referred to as “Claim”) upon the terms and conditions contained in the Assignment Agreement.

B.	THE Assignor has now agreed to assign his interest under the said Assignment Agreement to the Assignee and the Assignor has agreed to the assignment upon the terms and conditions contained herein.

NOW THEREFORE THIS DEED WITNESSETH AS FOLLOWS:-

1.
THE Assignor HEREBY ASSIGNS all his rights title and interest in the Assignment Agreement to the Assignee which hereby agree to take the assignment of the same from the 5th day of June, 2007. The Assignor hereby consents to this assignment.

2.	THE Assignee hereby agrees to be bound by all the terms and conditions of the Assignment Agreement and hereby covenants with the Assignor to observe the same.

3.	THE Assignee hereby also agrees with the Assignor as follows:-

(i)           that the sum of $5,000.00 (Five Thousand) in United States lawful currency be given to the Assignor by the Assignee as consideration for the Assignment of Mining Tenement 1410.

4.	UPON receipt by the Assignor of the consideration it referred to in clause 3(i) above the Assignor shall thereafter release the Assignee from all further obligations under the Assignment Agreement.

5.
THE parties covenant with each other to do all such acts matters and things and take all necessary steps as may be necessary and/or requisite for the purpose of carrying into effect the matters set out herein.

6.
IN the event that any provision of this Deed or its application to any person or circumstances is or is found to be invalid or unenforceable the invalidity of unenforceability of such provisions shall not affect the validity or enforceability of the other provisions of this Deed or the application of such other provisions to any person or circumstances which other provisions shall remain in full force and effect.

7.	THIS Deed shall not be changed or modified in any way subsequent to its execution except in writing signed by the parties.

8.
THIS Deed forms the whole of the agreement between the parties respecting the subject matter hereto and no representation, warranty or statement not included or specifically provided for herein shall form part of the Deed between the parties.

9.
THIS Deed shall be governed and construed exclusively by the Laws of Fiji where the said properties are situated and the parties hereto agree that only the Courts of the Law in Fiji shall have jurisdiction to entertain any action in respect of this Deed and on matters flowing from this Deed.

10.                      THE costs of this Deed shall be paid by the Assignee.

IN WITNESS WHEREOF the parties of these presents have hereunto set their hands the day and year first hereinbefore written:

QELE RESOURCES INC.
as per its authorized signatories:

DEBORAH APPANA                                                      SATO KOZUMI
Deborah Appana                                                                                               Sato Kozumi
Director                                                                                             President
Qele Resources Inc.                                                                                                Takei Enterprises Inc.